EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-134004) of Canadian Satellite Radio Holdings Inc. of our report dated December 2, 2005, except for notes1,4,7,9, and 11 which are as of  April 13, 2006, relating to the financial statements, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Toronto, Canada
June 28, 2006.